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                                                                     EXHIBIT 2.2



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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      FIRST FORTIS LIFE INSURANCE COMPANY,

               THE VOTING TRUSTEES UNDER THAT CERTAIN VOTING TRUST
                         AGREEMENT DATED JUNE 1, 1999,

                                  FORTIS, INC.,

                    BANKERS AMERICAN LIFE ASSURANCE COMPANY,

               THE VOTING TRUSTEES UNDER THAT CERTAIN VOTING TRUST
                        AGREEMENT DATED AUGUST 20, 1999

                                       AND

                     AMERICAN BANKERS INSURANCE GROUP, INC.


                            DATED AS OF JUNE 29, 2001




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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 29, 2001, is entered into by and among FIRST FORTIS LIFE INSURANCE COMPANY, a New York stock life insurance company ("FFLIC"), THE VOTING TRUSTEES (the "FFLIC Trustees") under that certain Voting Trust Agreement dated June 1, 1999 (the "FFLIC Trust Agreement"), FORTIS, INC., a Nevada corporation ("Fortis"), BANKERS AMERICAN LIFE ASSURANCE COMPANY, a New York stock life insurance company ("BALAC"), THE VOTING TRUSTEES (the "BALAC Trustees") under that certain Voting Trust Agreement dated August 20, 1999 (the "BALAC Trust Agreement"), and AMERICAN BANKERS INSURANCE GROUP, INC., a Florida corporation ("ABIG").

                                    RECITALS:

         WHEREAS, all of the voting rights of 100% of the issued and outstanding voting stock of BALAC are held by the BALAC Trustees; and

         WHEREAS, all of the voting rights of 100% of the issued and outstanding voting stock of FFLIC are held by the FFLIC Trustees; and

         WHEREAS, all of the beneficial and economic rights of 100% of the issued and outstanding voting stock of FFLIC are held by Fortis; and

         WHEREAS, all of the beneficial and economic rights of 100% of the issued and outstanding voting stock of BALAC are held by ABIG; and

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated of even date herewith by and between FFLIC and ABIG, FFLIC has agreed to purchase all of ABIG's right, title and interest in and to 100% of the voting stock of BALAC ; and

         WHEREAS, the parties have determined that it is in the best interests of BALAC and FFLIC to effect an internal reorganization by combining the operations of BALAC and FFLIC, to be accomplished by merging BALAC with and into FFLIC immediately following FFLIC's purchase of the BALAC stock from ABIG; and

         WHEREAS, the BALAC Trustees, the FFLIC Trustees, Fortis and ABIG have approved, and deem it advisable to consummate, the merger of BALAC with and into FFLIC upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:





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                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 CERTAIN DEFINITIONS.

         (a) The following capitalized terms shall have the respective meanings set forth below:

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, judgment or decree applicable to the parties hereto.

         "BALAC Common Stock" means the common stock, par value $1.00 per share, of BALAC.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of New York are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

          "Code" means the Internal Revenue Code of 1986, as amended. Any citation to a provision of the Code includes a citation to any successor provision.

         "FFLIC Common Stock" means the common stock, $20.00 par value per share, of FFLIC.

         "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

         "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Authority, or any binding determination pursuant to arbitration or other similar alternative dispute resolution forum.

         "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         (b) The capitalized terms set forth below shall have the meanings ascribed thereto in the referenced sections:



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                  TERM                                            SECTION

                  "ABIG"                                      1st Paragraph
                  "Agreement"                                 1st Paragraph
                  "BALAC"                                     1st Paragraph
                  "BALAC Trust Agreement"                     1st Paragraph
                  "BALAC Trustees"                            1st Paragraph
                  "Effective Time"                            2.5
                  "FFLIC"                                     1st Paragraph
                  "FFLIC Trustees"                            1st Paragraph
                  "FFLIC Trust Agreement                      1st Paragraph
                  "Fortis"                                    1st Paragraph
                  "Merger"                                    2.1
                  "Surviving Corporation"                     2.1

         SECTION 1.2 SINGULAR AND PLURAL. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

                                    ARTICLE 2
                                   THE MERGER

         SECTION 2.1 THE MERGER. Subject to the terms and conditions of this Agreement, and in accordance with the Applicable Laws of the State of New York, at the Effective Time, BALAC and FFLIC shall consummate a merger (the "Merger") pursuant to which (a) BALAC shall be merged with and into FFLIC and the separate corporate existence of BALAC shall thereupon cease; and (b) FFLIC shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the Applicable Laws of the State of New York.

         SECTION 2.2 CHARTER. The Charter of FFLIC in effect immediately prior to the Effective Time, a copy of which is attached hereto as Appendix A, shall be the Charter of the Surviving Corporation until otherwise amended.

         SECTION 2.3 BYLAWS. The Bylaws of FFLIC in effect immediately prior to the Effective Time, a copy of which is attached hereto as Appendix B, shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed in accordance with the terms provided in the proposed charter of the Surviving Corporation and approved by the Superintendent in accordance with Section 1210 of the New York Insurance Law.


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         SECTION 2.4 DIRECTORS AND OFFICERS. The directors and officers of FFLIC in office immediately prior to the Effective Time shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

         SECTION 2.5 EFFECTIVE TIME. As soon as practicable after approval of this Agreement by the New York Superintendent of Insurance in accordance with
Section 7105 of the New York Insurance Laws, FFLIC and BALAC shall cause a copy of this Agreement and such approval to be filed in the offices of the clerks of the counties in which the principal offices of FFLIC and BALAC are located, in accordance with Section 7108 of the New York Insurance Laws, and the Merger shall become effective on the last Business Day of the month in which such filings are made (the "Effective Time").

                                    ARTICLE 3
                            CONVERSION OF SECURITIES

         SECTION 3.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the BALAC Common Stock or holders of any shares of the FFLIC Common
Stock:

                  (a) BALAC Common Stock. Each issued and outstanding share of the BALAC Common Stock shall be cancelled.

                  (b) FFLIC Common Stock. Each issued and outstanding share of the FFLIC Common Stock shall remain outstanding, unaffected by the Merger.

         SECTION 3.2 TERMINATION OF BALAC TRUST AGREEMENT. The parties acknowledge that the BALAC Trustees are the same individuals as the FFLIC Trustees, and that the BALAC Trust Agreement has the same terms and conditions as the FFLIC Trust Agreement. On and after the Effective Time, 100% of the FFLIC voting stock will continue to be held by the FFLIC Trustees pursuant to the FFLIC Trust Agreement and, as of the Effective Time, the BALAC Trust Agreement will no longer be needed and will be terminated in its entirety.



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                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.1 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of BALAC, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of BALAC, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of BALAC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 4.2 SHAREHOLDER APPROVAL. The BALAC Trustees, as the only voting shareholders of BALAC, hereby acknowledge their approval of this Agreement and the Merger. The FFLIC Trustees, as the only voting shareholders of FFLIC, hereby acknowledge their approval of this Agreement and the Merger.


                                    ARTICLE 5
                                    COVENANTS

         SECTION 5.1 FILINGS; OTHER ACTIONS; NOTIFICATIONS. Each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective affiliates to use) all commercially reasonable efforts to do or cause to be done all things necessary, proper or advisable on its part under this Agreement and Applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings. Each party shall keep the other parties apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by such party or any of its affiliates, from any third party or Governmental Authority with respect to the transactions contemplated by this Agreement.

         SECTION 5.2 FURTHER ASSURANCES. On and after the Effective Time, each party (as reasonably requested from time to time by another party) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement.

         SECTION 5.3 EXPENSES. Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants.


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                                    ARTICLE 6
                            CONDITIONS TO THE MERGER

         SECTION 6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the fulfillment prior to or at the Effective Time of the following conditions, unless waived by both parties in writing:

         (a) No Applicable Law or Order shall be in effect that prohibits or enjoins, and no litigation, action or other proceeding shall be pending that seeks to prohibit or enjoin or that seeks material monetary damages with respect to, the consummation of the transactions contemplated hereby.

         (b) Approval shall have been obtained from the New York Superintendent of Insurance for the transactions contemplated hereby and for the transactions contemplated by that certain Stock Purchase Agreement dated of even date herewith by and between BALAC and Fortis.

                                    ARTICLE 7
                                   TERMINATION

         SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the approval of this Agreement by the Voting Trustees as the only voting shareholders) by written consent of all parties hereto.

         SECTION 7.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article 7, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its representatives).

                                    ARTICLE 8
                                  MISCELLANEOUS

         SECTION 8.1 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any person or entity, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         SECTION 8.2 AMENDMENTS. To the extent permitted by Applicable Law, this Agreement may be amended by a subsequent writing signed by all parties.


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         SECTION 8.3 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by certified mail, postage pre-paid, or by courier or overnight carrier, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         FFLIC                 First Fortis Life Insurance Company
                               308 Maltbie Street
                               Syracuse, NY  13204
                               Attention:  Terry J. Kryshak
                               Fax:  315-453-2343
                               Phone: 800-745-7100 x. 8600

         Voting Trustees:      FFLIC and BALAC Voting Trustees
                               c/o Fortis, Inc.
                               One Chase Manhattan Plaza
                               New York, NY 10005
                               Attention:  Katherine Greenzang
                               Fax:  212-859-7034
                               Phone: 212-859-7021

         BALAC, ABIG           Fortis, Inc.
           or Fortis:          One Chase Manhattan Plaza
                               New York, NY 10005
                               Attention:  Katherine Greenzang
                               Fax: 212-859-7034
                               Phone: 212-859-7021

         SECTION 8.4 GOVERNING LAW. Notwithstanding the place where this Agreement may be executed by any of the parties, the parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the Applicable Laws of the State of New York.

         SECTION 8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.6 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         SECTION 8.7 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other



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jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 8.8 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.


                         [SIGNATURES BEGIN ON NEXT PAGE]


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         IN WITNESS WHEREOF, each of the parties, pursuant to the authority duly given by their respective Boards of Directors, and consistent with the approvals of the merger by their respective Voting Trustees, have caused this Agreement to be executed as of the day and year first above written.

                                        FIRST FORTIS LIFE INSURANCE
                                        COMPANY

Attest:                                 By:
                                           -------------------------------------

                                        Name:
---------------------------                  -----------------------------------
Secretary
[Corporate Seal]                        Title:
                                              ----------------------------------

                                        BANKERS AMERICAN LIFE
                                        ASSURANCE COMPANY

                                        By:
                                           -------------------------------------
Attest:
                                        Name:
                                             -----------------------------------
---------------------------
Secretary                               Title:
[Corporate Seal]                              ----------------------------------


                                        BALAC TRUST:


                                        ----------------------------------------
                                        J. Kerry Clayton, as Proxy for the
                                        Voting Trustees, pursuant to the Proxy
                                        dated August 20, 1999 and signed by
                                        J.L.M. Bartelds, H.J. Hielkema, and
                                        B.J.H.S. Feilzer


                                        FFLIC TRUST:


                                        ----------------------------------------
                                        J. Kerry Clayton, as Proxy for the
                                        Voting Trustees, pursuant to the Proxy
                                        dated August 20, 1999 and signed by
                                        J.L.M. Bartelds, H.J. Hielkema, and
                                        B.J.H.S. Feilzer




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                                           AMERICAN BANKERS INSURANCE
                                           GROUP, INC.

                                           By:
                                              ----------------------------------
Attest:
                                           Name:
                                                --------------------------------
------------------------------
Secretary                                  Title:
[Corporate Seal]                                 -------------------------------



                                           FORTIS, INC.

                                           By:
                                              ----------------------------------
Attest:
                                           Name:
                                                --------------------------------
------------------------------
Secretary                                  Title:
[Corporate Seal]                                 -------------------------------